     As filed with the Securities and Exchange Commission on March 26, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                           RAINBOW TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                                             95-3745398
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 450-7300
                    (Address of Principal Executive Offices)


         ASSUMED SOFTWARE SECURITY, INC. 1993 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)


                                WALTER W. STRAUB
                         C/O RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)


                                 (714) 450-7300
         (Telephone number, including area code, of agent for services)


                                   Copies to:
                            JOHN J. HUGHES, JR., ESQ.
                          MOSKOWITZ ALTMAN & HUGHES LLP
                               11 EAST 44TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 953-1121

                              CALCULATION OF REGISTRATION FEE
================================================================================================
TITLE OF EACH CLASS                        PROPOSED       PROPOSED MAXIMUM
OF SECURITIES TO BE    AMOUNT TO BE    MAXIMUM OFFERING   AGGREGATE OFFERING       AMOUNT OF
    REGISTERED         REGISTERED(1)   PRICE PER UNIT(2)      PRICE (2)         REGISTRATION FEE
------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value           4,467            $9.35              $41,767               $12.66
------------------------------------------------------------------------------------------------

(1) This Registration Statement registers shares of Common Stock issuable under the Assumed Software Security, Inc. 1993 Employee Stock Option Plan, assumed by the Registrant on October 4, 1996 pursuant to the Agreement and Plan of Merger dated September 30, 1996.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of computing the Registration Fee based on the exercise price of options outstanding under the Assumed Software Security, Inc. 1993 Employee Stock Option Plan.

          PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


Item 2.   Registrant Information and Employee Plan Annual Information.

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents filed by the Registrant (File No. 0-16641) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's latest annual report on Form 10 - K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) The Company's Quarterly Reports on Form 10 - Q for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (a) above.

          (c) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-3, as amended, filed with the Commission on December 19, 1996, File No. 333-18285, together with any amendment or report filed with the Commission for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all such securities offered hereby have been sold or which deregisters all securities then remaining to be sold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law authorizes corporations organized thereunder, such as the Registrant, to indemnify directors and officers against liabilities which they may incur in their capacities as such, including judgments, fines, expenses and amounts paid in settlement of litigation. Said section provides that the indemnification authorized thereby is not exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or otherwise. The Registrant's By-laws provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law against any liabilities they may incur in their capacities as such.

          The Registrant also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Registrant for covered losses as defined in the policy.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          The exhibits included as part of this Registration Statement are as follows:

         4       Software Security, Inc. 1993 Employee Stock Option Plan

         5       Opinion of Moskowitz Altman & Hughes LLP

         23.1    Consent of Ernst & Young LLP

         23.2 Consent of Moskowitz Altman & Hughes LLP (contained in Exhibit 5 hereto)

         24      Power of Attorney (contained on signature page hereto)


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Irvine, State of California, on the 27 day of February, 1998.

                                           RAINBOW TECHNOLOGIES, INC.


                                           By:    /s/  WALTER W. STRAUB
                                              --------------------------------
                                                  Walter W. Straub, President,
                                                  Chief Executive Officer and
                                                  Chairman of the Board

          Each person whose signature appears below constitutes and appoints Walter W. Straub his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/  WALTER W. STRAUB
---------------------------------
Walter W. Straub                              February 27, 1998
President, Chief Executive
Officer and Chairman of the Board


/s/  PETER M. CRAIG
---------------------------------
Peter M. Craig, Executive                     February 27, 1998
Vice President, Secretary
and Director


/s/  ALAN K. JENNINGS
---------------------------------
Alan K. Jennings, Director                    February 27, 1998



/s/   PATRICK E. FEVERY
---------------------------------
Patrick E. Fevery,                            February 27, 1998
Vice President and Chief
Financial Officer



/s/  RICHARD P. ABRAHAM
---------------------------------
Richard P. Abraham, Director                  February 27, 1998



/s/   MARVIN HOFFMAN
---------------------------------
Marvin Hoffman, Director                      February 27, 1998

                                 EXHIBIT INDEX

Item 8.   Exhibits.

          The exhibits included as part of this Registration Statement are as follows:

         4       Software Security, Inc. 1993 Employee Stock Option Plan

         5       Opinion of Moskowitz Altman & Hughes LLP

         23.1    Consent of Ernst & Young LLP

         23.2 Consent of Moskowitz Altman & Hughes LLP (contained in Exhibit 5 hereto)

         24      Power of Attorney (contained on signature page hereto)